Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Corinthian Colleges, Inc. (the “Company”) on Form 10-Q for the period ended December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert C. Owen, Vice President, Controller and Acting Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

February 9, 2004	/s/ ROBERT C. OWEN
Robert C. Owen Vice President, Controller and Acting Chief Financial Officer (Principal Financial and Accounting Officer)